UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	0-27062 (Commission File Number)	91-1695422 (I.R.S. Employer Identification No.)

1500 Cornwall Avenue, Bellingham, Washington (Address of principal executive offices)	98225 (Zip Code)

Registrant's telephone number, including area code: (360) 733-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operation and Financial Condition.

        On October 21, 2004, Horizon Financial Corp. issued its earnings release for the quarter ended September 30, 2004. A copy of the earnings release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

        (c)      Exhibits

        99.1   Press Release of Horizon Financial Corp.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 21, 2004	HORIZON FINANCIAL CORP.

/s/ V. Lawrence Evans V. Lawrence Evans President and Chief Executive Officer

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EXHIBIT 99.1

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	CONTACTS:	V. Lawrence Evans, Chairman & CEO Dennis Joines, President & COO Rich Jacobson, Executive VP & CFO 360.733.3050
News Release		CORPORATE INVESTOR RELATIONS 206.762.0993 www.stockvalues.com

HORIZON FINANCIAL EARNINGS PER SHARE INCREASE AS NET INTEREST INCOME GROWS;
LOAN PORTFOLIO INCREASES 17% OVER PAST YEAR AND CREDIT QUALITY REMAINS EXCELLENT

BELLINGHAM, WA - October 21, 2004 - Horizon Financial Corp. (Nasdaq: HRZB) today reported that a continued focus on building its commercial loan portfolio and core deposit base contributed to earnings per diluted share growth in both the second quarter and first six months of fiscal 2005. For the quarter ended September 30, 2004, net income was $3.3 million, or $0.32 per diluted share, compared to $3.3 million, or $0.31 per share a year ago. For the first six months of fiscal 2005, net income was $6.6 million, or $0.63 per diluted share, versus $6.7 million, or $0.62 per share in the six-month period a year ago. The continued share repurchase efforts contributed to the improvement in earnings per share, despite the slight decline in overall net income.

Management will host a conference call today, October 21, at 1:30 pm PDT (4:30 pm EDT) to discuss the results. The live call can be accessed by dialing (303) 262-2130. The replay, which will be available shortly after the call for three weeks, can be heard at (303) 590-3000, using access code 11009691#.

"Our core business remains solid, with commercial loans up 15% from a year ago," stated V. Lawrence Evans, Chairman and CEO. "A year ago, single-family lending was particularly active, both originations and refinancings. We typically sell our mortgage loans into the secondary market, and as a result, gain on sale of loans is down dramatically from a year ago. In the quarter ended December 2003, mortgage lending returned to more normalized levels, and I expect that next quarter the gain on sale of loans will be closer to prior year results."

"Mortgage lending tends to be fixed-rate and cyclical, while commercial loans generally carry a variable rate and are relationship-driven, creating more opportunities to cross-sell our products. Residential lending will remain a key component of our business.," added Dennis Joines, President and COO.

Commercial and commercial real estate loan originations are up 13% year to date to $235 million, representing 69% of new loans in the first half of fiscal 2005, compared to $208 million, or 52% of total production a year ago. Single-family mortgage lending decreased by 53% to $82.2 million in the first half of fiscal 2005, representing 24% of total production, from $174 million, or 43% of new loans a year ago. Consumer loan originations decreased slightly to $21.2 million, from $22.8 million in the first six months of last year.

Gross loans increased 17% to $716 million at the end of September, compared to $611 million a year ago. Total assets grew 9% to $888 million, from $817 million a year ago. Total deposits are up 7% to $686 million, compared to $642 million at the end of the second fiscal quarter last year.

"Lowering our cost of funds remains a priority, and we are continuing to grow our low-cost, liquid deposits," Evans said. "Competition for deposits remains strong, so in addition to our ongoing focus on deposit growth, we are utilizing Federal Home Loan Bank borrowings to fund our loan growth." In the past year, demand deposits have increased by $34.4 million, while wholesale borrowings have grown by $31 million. Demand deposits now represent 44% of total deposits, up from 42% a year ago.

The ongoing shift to higher-yielding commercial loans and lower-cost demand deposits contributed to an increase in net interest margin in the second quarter, to 4.42% compared to 4.22% in the previous quarter, and 4.38% a year ago. For the first half of fiscal 2005, net interest margin was 4.32%, versus 4.40% last year. Also contributing to this increase are the recent increases in the prime-lending rate. The Bank's loan portfolio consists of approximately $249 million in prime-based loans, with 80% of those loans at or above their floors.

"Growing our branch network is an excellent way to attract both deposits and loans," Evans said. "We are opening two new branches this fiscal year. The new Marysville location, slated to open this 3rd fiscal quarter, will be our sixth in the growing Snohomish County market. The Lakewood branch, located near Tacoma, marks our first office in Pierce County. Lakewood is scheduled to open during the 4th fiscal quarter. We believe both offices are an excellent fit for Horizon's continued growth strategy."

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HRZB - EPS up in 2Q05
October 21, 2004
Page Two

"The Western Washington economy continues to show signs of improvement," Joines added. "We are confidant that we can help small businesses both north and south of Seattle meet their funding needs, while maintaining our strict underwriting standards."

Non-performing loans (NPLs) and non-performing assets (NPAs) were both just $1.1 million at the end of September 2004. NPLs represent just 0.16% of net loans, while NPAs are only 0.13% of total assets. The provision for loan losses was $625,000 in the first half of fiscal 2005, bringing the reserve for loan losses to $10.9 million, representing 1.54% of net loans.

In the second quarter, net interest income grew 9% to $9.0 million, compared to $8.3 million a year ago. Interest income increased by 6%, reflecting a higher asset base and a shift in the loan mix. Interest expense was flat from a year ago at $3.9 million, with a change in the deposit mix offsetting the increase in deposits and the rise in interest rates. Non-interest income decreased 28% to $1.8 million in the second quarter of fiscal 2005, from $2.5 million a year ago, due to the sharp decline in the gain on sale of loans. Non-interest expense was up 9% to $5.7 million, from $5.3 million in the second quarter last year.

"We are in the process of enhancing our core processing software, which has contributed to an increase in operating expenses," Joines said. "We expect to gain efficiencies which should start to favorably impact operations in the 4th fiscal quarter from the core processing system enhancements. These enhancements will position Horizon to better serve our commercial and retail customers."

For the first half of fiscal 2005, net interest income was up 5% to $17.5 million, compared to $16.6 million in the first half last year. Interest income remained basically flat, while interest expense decreased reflecting the lower cost of deposits and borrowings. Non-interest income was down 21% for the six-month period to $3.5 million, compared to $4.5 million a year ago, as an 8% increase in service fees could not offset the decline in gain on sale of loans.

The profitability ratios showed slight declines in both the quarter and year-to-date, primarily as a result of the decreased gain on sale of loans. Return on average assets was 1.50% in the quarter and first half, compared to 1.63% and 1.62%, respectively, a year ago. Return on average equity of 12.3% in the second quarter of fiscal 2005 and 12.2% in the first half, from 12.4% in both periods last year.

In the quarter ended September 30, 2004, Horizon repurchased 161,853 shares at an average price of $19.33. In the first six months of fiscal 2005, a total of 287,250 shares have been repurchased, at an average of $18.67 per share. At quarter-end, book value was $10.54 per share, compared to $10.30 a year earlier, and tangible book value was $10.46, up from $10.21 a year ago.

Horizon Financial Corp. is an $888 million, state-chartered bank holding company headquartered in Bellingham, Washington. The Corporation's primary subsidiary, Horizon Bank, operates 16 full-service offices, three commercial loan centers and three real estate loan centers throughout Whatcom, Skagit and Snohomish Counties.

Safe Harbor Statement: Except for the historical information in this news release, the matters described herein are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include the ability to successfully target new commercial business and expand existing relationships, expand into new markets, manage expenses and the efficiency ratio, expanding or maintaining the net interest margin, the ability to grow demand deposits, interest rate risk, loan quality and the ability to recover loan losses, the local and national economic environment, and other risks and uncertainties discussed from time to time in Horizon Financial's SEC filings. These forward-looking statements speak only as of the date of this release. Horizon undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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HRZB - EPS up in 2Q05
October 21, 2004
Page Three

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended September 30,			Six months Ended September 30,
(unaudited)	2004	2003	Change	2004	2003	Change

Interest income:
Interest on loans	$ 11,833	$ 11,004		$ 22,899	$ 22,058
Interest and dividends on investment
and mortgage backed securities	1,057	1,207		2,169	2,647
Total interest income	12,890	12,211	6%	25,068	24,705	1%

Interest expense:
Interest on deposits	3,246	3,375		6,388	6,948
Interest on borrowings	635	557		1,224	1,121
Total interest expense	3,881	3,932	-1%	7,612	8,069	-6%
Net interest income	9,009	8,279	9%	17,456	16,636	5%

Provision for loan losses	325	500	-35%	625	1,025	-39%
Net interest income after provision for loan losses	8,684	7,779	12%	16,831	15,611	8%

Non-interest income:
Service fees	817	807		1,661	1,545
Net gain/(loss) on sales of loans - servicing released	205	1,032		540	1,826
Net gain/(loss) on sales of loans - servicing retained	45	81		55	83
Net gain/(loss) on sales of investment securities	152	40		470	44
Other	556	498		818	991
Total non-interest income	1,775	2,458	-28%	3,544	4,489	-21%

Non-interest expense:
Compensation and employee benefits	3,169	2,916		6,180	5,695
Building occupancy	695	698		1,344	1,304
Other expenses	1,420	1,280		2,599	2,516
Data processing	242	158		428	240
Advertising	187	211		376	423
Total non-interest expense	5,713	5,263	9%	10,927	10,178	7%

Income before provision for income taxes	4,746	4,974	-5%	9,448	9,922	-5%
Provision for income taxes	1,439	1,633	-12%	2,867	3,260	-12%
Net Income	$3,307	$3,341	-1%	$6,581	$6,662	-1%

Earnings per share :
Basic earnings per share	$ 0.32	$ 0.32		$ 0.64	$ 0.63
Diluted EPS	$ 0.32	$ 0.31		$ 0.63	$ 0.62

Weighted average shares outstanding:
Basic	10,251,020	10,504,871		10,305,522	10,528,093
Common stock equivalents	152,872	209,852		158,940	214,733
Diluted	10,403,892	10,714,723		10,464,462	10,742,826

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HRZB - EPS up in 2Q05
October 21, 2004
Page Four

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION				One Year
	September 30, 2004	March 31, 2004	September 30, 2003	Change

Assets:	(unaudited)		(unaudited)
Cash and due from banks	$ 19,586	$ 18,432	$ 20,247	-3%
Interest-bearing deposits	9,568	20,767	34,931	-73%
Investment securities - AFS	81,218	85,184	78,241	4%
Investment securities - HTM	370	369	369	0%
Mortgage-backed securities - AFS	20,986	27,760	32,224	-35%
Mortgage-backed securities - HTM	1,256	1,544	1,954	-36%
Federal Home Loan Bank stock	7,155	7,015	6,837	5%
Gross loans receivable	715,641	668,348	611,023	17%
Reserve for loan losses	(10,857)	(10,122)	(9,275)	17%
Net loans receivable	704,784	658,226	601,748	17%
Loans held for sale	2,455	1,334	4,080	-40%
Accrued interest and dividends receivable	4,160	4,032	3,934	6%
Property and equipment, net	19,506	17,194	17,337	13%
Net deferred income tax assets	1,322	831	-	n/a
Federal income tax receivable	66	-	-	n/a
Real estate owned	-	63	63	n/a
Other assets	16,037	16,125	15,235	5%
Total assets	$ 888,469	$ 858,876	$ 817,200	9%

Liabilities:
Deposits	$ 685,983	$ 670,259	641,564	7%
Other borrowed funds	86,181	67,469	53,772	60%
Accounts payable and other liabilities	6,999	8,302	10,499	-33%
Advances by borrowers for taxes and insurance	344	417	426	-19%
Deferred compensation	1,784	1,747	1,710	4%
Net deferred income tax liabilities	-	-	1,247	n/a
Federal income tax payable	-	1,375	76	n/a
Total liabilities	$ 781,291	$ 749,569	$ 709,294	10%

Stockholders' equity:
Serial preferred stock, $1.00 par value;
10,000,000 shares authorized, none issued or outstanding
Common stock, $1.00 par value; 30,000,000
shares authorized;10,168,034, 10,405,331, and
10,475,070 shares issued and outstanding	10,168	10,405	10,475	-3%
Paid-in capital	55,605	56,894	57,111	-3%
Retained earnings	37,394	36,926	35,060	7%
Accumulated other comprehensive income	4,155	5,226	5,476	-24%
Debt related to ESOP	(144)	(144)	(216)	-33%
Total stockholders' equity	107,178	109,307	107,906	-1%
Total liabilities and stockholders' equity	$ 888,469	$ 858,876	$ 817,200	9%

Intangible assets:
Goodwill	$ 545	$ 545	$ 545	0%
Mortgage servicing asset	298	313	363	-18%
Total Intangible assets	$ 843	$ 858	$ 908	-7%

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HRZB - EPS up in 2Q05
October 21, 2004
Page Five

LOANS	September 30, 2004		March 31, 2004		September 30, 2003

1-4 Mortgage	(unaudited)				(unaudited)
1-4 Family	$ 166,072		$ 183,623		$ 193,388
1-4 Family construction	85,595		75,942		48,358
Participations sold	(67,026)		(74,279)		(84,635)
Subtotal	184,641		185,286		157,111

Comm. construction/land dev	89,366		78,273		71,438
Residential Comm. RE	66,725		53,136		73,221
Non Res. Comm. RE	276,135		257,075		231,303
Commercial loans	83,183		77,960		76,681
Home equity secured	31,758		26,297		24,790
Other consumer loans	6,497		6,330		6,176
Subtotal	553,664		499,071		483,609
Subtotal	738,305		684,357		640,720
Less:
Deferred fees	(4,225)		(4,046)		(4,312)
Loan loss reserve	(10,857)		(10,122)		(9,275)
Loans in process	(18,439)		(11,963)		(25,385)
Total Loans receivable	$ 704,784		$ 658,226		$ 601,748

Net Residential Loans	168,929	24%	174,346	26%	137,456	23%
Net Commercial Loans	81,555	12%	76,416	12%	75,180	12%
Net Commercial RE Loans	416,744	59%	375,440	57%	358,733	60%
Net Consumer Loans	37,556	5%	32,024	5%	30,379	5%

	$ 704,784	100%	$ 658,226	100%	$ 601,748	100%

DEPOSITS	September 30, 2004		March 31, 2004		September 30, 2003

Demand Deposits	(unaudited)				(unaudited)
Savings	$ 39,730	6%	$ 40,527	6%	$ 40,985	6%
Checking	82,758	12%	78,697	12%	66,048	10%
Checking - non interest bearing	43,854	6%	44,774	7%	35,527	6%
Money Market	137,610	20%	131,310	19%	126,998	20%
Subtotal	303,952	44%	295,308	44%	269,558	42%

CD's
Under $100,000	241,425	35%	245,608	37%	246,549	38%
$100,000 and above	140,606	21%	129,343	19%	125,457	20%
Total CD's	382,031	56%	374,951	56%	372,006	58%

Total	$ 685,983	100%	$ 670,259	100%	$ 641,564	100%

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HRZB - EPS up in 2Q05
October 21, 2004
Page Six

CONSOLIDATED FINANCIAL RATIOS	Quarter Ended September 30,		Six Months Ended September 30,
(unaudited)	2004	2003	2004	2003
Return on average assets	1.50%	1.63%	1.50%	1.62%
Return on average equity	12.32%	12.40%	12.19%	12.43%
Efficiency ratio	52.98%	49.02%	52.03%	48.18%
Net interest spread	4.30%	4.21%	4.18%	4.22%
Net interest margin	4.42%	4.38%	4.32%	4.40%
Equity-to-assets ratio	12.06%	13.20%
Equity-to-deposits ratio	15.62%	16.82%
Book value per share	$ 10.54	$ 10.30
Tangible book value per share	$ 10.46	$ 10.21

ALLOWANCE FOR LOAN LOSSES	Six Months Ended September 30,
(unaudited)	2004	2003
Balance at beginning of period	$ 10,122	$ 8,506
Provision for loan losses	625	1,025
Charge offs (net of recoveries)	110	(256)
Balance at end of period	$ 10,857	$ 9,275

NON-PERFORMING ASSETS	Six Months Ended September 30,
(unaudited)	2004	2003
Accruing loans - 90 days past due	$ 1,114	$ 834
Non-accrual loans	-	1
Restructured loans	-	-
Total non-performing loans	$ 1,114	$ 835
Total non-performing loans/net loans	0.16%	0.14%
REO	$ -	$ 63
Total non-performing assets	$ 1,114	$ 898
Total non-performing assets/total assets	0.13%	0.11%

AVERAGE BALANCES	Quarter Ended September 30,		Six Months Ended September 30,
(unaudited)	2004	2003	2004	2003

Loans	$ 700,494	$ 611,505	$ 688,051	$ 601,648
Investments	114,013	145,358	119,784	154,335
Total interest-earning assets	814,507	756,863	807,835	755,983

Deposits	684,238	641,606	679,148	640,837
Borrowings	75,682	53,986	71,922	53,963
Total interest-bearing liabilities	759,920	695,592	751,070	694,800

Average assets	$ 883,006	$ 820,017	$ 874,962	$ 819,968
Average stockholders' equity	$ 107,378	$ 107,724	$ 108,021	$ 107,230

WEIGHTED AVERAGE INTEREST RATES:	Quarter Ended September 30,		Six Months Ended September 30,
(unaudited)	2004	2003	2004	2003

Yield on loans	6.76%	7.20%	6.66%	7.33%
Yield on investments	3.68%	3.29%	3.61%	3.42%
Yield on interest-earning assets	6.33%	6.45%	6.21%	6.54%

Cost of deposits	1.88%	2.09%	1.88%	2.16%
Cost of borrowings	3.33%	4.09%	3.39%	4.14%
Cost of interest-bearing liabilities	2.03%	2.24%	2.02%	2.32%